EXHIBIT 23(a)


                         CONSENT OF INDEPENDENT AUDITORS

         We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-8, No. 333-0000) pertaining to the 1985 Stock Option Plan of United Dominion Realty Trust, Inc. and to the incorporation by reference therein of our report dated March 5, 1997, with respect to the consolidated financial statements and schedule of United Dominion Realty Trust, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1996, filed with the Securities and Exchange Commission.



                                            /s/ Ernst & Young LLP


Richmond, Virginia
December 18, 1997